UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 7, 2013

International Metals Streaming Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4315 Lemac Drive Houston, Texas	77096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 851-3527

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01	Other Events.

On August 26, 2013, the registrant’s board of directors approved a 2.5-for-1 forward stock split of the registrant’s issued and outstanding common stock, par value $0.0001 per share (“Common Stock”).  The forward stock split will affect all shares of Common Stock outstanding immediately prior to the record date of October 3, 2013 (the “Record Date”), and each owner of one share of Common Stock will receive 2.5 shares of Common Stock, without any change in par value per share.  No fractional shares will be issued.  The forward stock split will increase the number of issued and outstanding Common Stock from 5,400,035 to 13,500,092.  Total authorized shares of Common Stock will remain at 50,000,000.

The Common Stock will begin trading on the Over-the-Counter Bulletin Board on a split-adjusted basis when the market opens on October 7, 2013.  The registrant’s ticker symbol of “INST” will remain unchanged.

West Coast Stock Transfer, Inc. is acting as exchange agent and transfer agent for the forward stock split.  West Coast Stock Transfer will be mailing shares directly to the holders of Common Stock as of the Record Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL METALS STREAMING CORP.
(Registrant)

Date: October 7, 2013	By:	/s/ Kyle Floyd
Kyle Floyd
Chief Executive Officer

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